Exhibit 99.1

Evolution Metals & Technologies Provides Initial Revenue Guidance of

$400-460mm for Fiscal Year 2027

Fiscal 2027 outlook of $400 million to $460 million reflects the expected first full-year contribution from the expansion of annual rare earth magnet production capacity in Pohang, Republic of Korea, to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered NdFeB magnets, as the January 1, 2027 DFARS mine-to-magnet restriction takes effect

MIAMI, FL, September 10, 2026 — Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today provided initial revenue guidance for fiscal years 2026 and 2027. The Company expects revenue of $5 million to $8 million for fiscal 2026 and $400 million to $460 million for fiscal 2027.

The two-year guidance reflects EM&T’s expected transition from its current production base in 2026 to the first full year benefiting from its expansion in Pohang, Republic of Korea. Thirteen additional ULVAC sintered magnet production machines, placed on binding purchase orders, are scheduled for delivery and installation in November 2026 and are expected to increase annual rare earth magnet production capacity from approximately 1,000 metric tons to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets. The expansion is supported by agreed principal terms with Korea Electric Power Corporation to increase electrical infrastructure serving the Pohang operations from 130 megawatts to approximately 750 megawatts, approximately 1.3 million square feet of adjacent land to be acquired from the Pohang City Government, and conditional approval of an approximately $20.7 million grant from Pohang City and Gyeongbuk Province.

The outlook is based on management’s current assessment of demand from existing customers and the anticipated conversion of prospective customer opportunities into orders and shipments, together with assumptions regarding equipment commissioning, customer qualification, production ramp, feedstock availability, working capital, product mix, pricing and shipment timing. EM&T has secured non-China NdPr metal under its agreement with Senri Trading Co., Ltd., sourced from SRE Vietnam, and has taken delivery of its first shipment under that arrangement. The Company has also announced Tier-1 OEM quality certifications across six grades of high-performance sintered NdFeB magnets, drawing on more than 18 years of commercial-scale rare earth processing and magnet-making experience. The fiscal 2027 range reflects anticipated utilization during the production ramp and does not represent the revenue potential of the planned capacity at full utilization.

“Providing guidance for both years gives investors a clearer view of the financial progression we expect as the Pohang expansion moves from equipment installation and commissioning in late 2026 into its first full year of operation in 2027,” said Christopher Clower, Chief Financial Officer and Chief Operating Officer of EM&T. “The ranges reflect the demand and operating assumptions we can reasonably incorporate today, including the pace of customer conversion, feedstock availability and the working capital required to support higher throughput. The guidance reflects anticipated utilization during the production ramp rather than full utilization of planned capacity, and we intend to update the market as our visibility improves.”

“January 1, 2027 marks a significant change in sourcing requirements for the U.S. defense industrial base,” said Andrew F. Knaggs, President of EM&T. “For neodymium-iron-boron magnets, DFARS 252.225-7052 will extend the restriction across the entire mine-to-magnet supply chain, while the July 2026 Executive Order substantially tightened the conditions for waivers and directed faster qualification of compliant sources. EM&T’s existing Korean manufacturing platform, non-China feedstock arrangements and planned capacity expansion are designed to help address that need at commercial scale while continuing to serve our established global customer base.”

“Delivering against this guidance is fundamentally a matter of execution,” said Frank Moon, Chief Executive Officer of EM&T. “Our priorities are to install and commission the additional equipment, bring the supporting facility and power expansion online, secure the feedstock required for higher production volumes, complete required customer qualifications and convert demand into shipments. Pohang allows us to scale from an established operating base, with an experienced engineering team and long-standing customer relationships. The operating record and capabilities we build there will also support our planned expansion in the United States and continued growth beyond 2027.”

In connection with its expansion, EM&T has engaged an international public relations and strategic communications firm to broaden the Company’s global market visibility, develop international partnerships, and strengthen its press and digital communications presence. The engagement is intended to expand awareness of the Company among institutional audiences, industry partners and financial media as EM&T moves through its capacity expansion and into fiscal 2027.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit https://investors.evolution-metals.com and follow the Company on our new X account at https://x.com/EMATCorp and LinkedIn at https://www.linkedin.com/company/evolution-metals-and-technologies

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s revenue guidance for fiscal years 2026 and 2027 and the assumptions underlying it; anticipated revenue growth and the expected contribution of the Pohang expansion to revenue; expected magnet shipments, production capacity and utilization; the timing of delivery, installation and commissioning of ULVAC equipment; the timing and availability of expanded power capacity, land and governmental grants supporting EM&T’s Pohang operations; anticipated demand from existing and prospective customers, including customers seeking DFARS-compliant supply; the conversion of demand and commercial opportunities into orders, shipments and revenue; the availability of feedstock and working capital or other financing required to purchase feedstock and support higher production volumes; pricing and product mix; the development of the Company’s planned U.S. industrial campus; and EM&T’s plans to expand its critical materials processing and permanent magnet manufacturing operations. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, guidance, outlook, positioned and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The Company’s guidance is based on management’s current expectations and assumptions, including anticipated customer demand, and is not based on contracted volumes. Actual revenue will depend, among other factors, on the Company’s ability to convert demand into firm orders and shipments. Such risks include, among others, delays in equipment delivery, installation and commissioning; the Company’s ability to complete its land-use arrangements, execute power supply documentation and satisfy conditions applicable to governmental grants; the ability of counterparties to perform their obligations; the Company’s ability to obtain working capital and other financing on acceptable terms, or at all, and to continue as a going concern; the availability and cost of non-China rare earth feedstock; the Company’s ability to secure purchase orders from existing and prospective customers at anticipated volumes and prices; customer qualification requirements; changes in the DFARS 252.225-7052 effective date, waiver practices, tariffs or other government policies; competition; rare earth pricing and currency fluctuations; the Company’s ability to achieve contemplated production capacity, utilization levels, yields and operating efficiencies; financing, supply-chain and market risks; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, performance or achievements may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

Investor Relations Contacts

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